Exhibit 99.1

KINGSWAY REPORTS THIRD QUARTER 2020 RESULTS

Itasca, Illinois (November 6, 2020) - (NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”) today announced its operating results for the three and nine months ended September 30, 2020, which includes the following highlights:

•	Net cash provided by operating activities improved to $0.4 million for the nine months ended September 30, 2020 compared to essentially zero for the same period in 2019; and

•
GAAP net loss was $1.1 million for the three months ended September 30, 2020 compared to a GAAP net loss of $4.0 million for the same period in 2019; Non-GAAP adjusted loss was $0.45 million (inclusive of $0.3 million tax benefit) for the three months ended September 30, 2020 compared to a Non-GAAP adjusted loss of $0.43 million (inclusive of $0.2 million tax expense) for the same period in 2019.

In addition, on October 13, 2020, the Company announced the signing of a definitive agreement to acquire PWI Holdings, Inc. from ADESA Dealer Services, LLC, a subsidiary of (NYSE: KAR) KAR Auction Services, Inc. d/b/a KAR Global (“KAR”), subject to certain regulatory approvals and other customary closing conditions. PWI, through its subsidiaries Preferred Warranties, Inc., Superior Warranties, Inc., Preferred Warranties of Florida, Inc., and Preferred Nationwide Reinsurance Company, Ltd. (collectively, “PWI”), markets, sells and administers vehicle service contracts in all fifty states, primarily through a network of automobile dealer partners.

The purchase price for the acquisition is $24.5 million (subject to customary adjustments) and is expected to close prior to year-end, pending receipt of the requisite regulatory approvals and satisfaction of other customary closing conditions. Kingsway expects to fund the purchase price via a mix of cash on hand and bank debt.

Non-GAAP Adjusted Loss

Non-GAAP adjusted loss was essentially flat year-over-year, at $0.45 million for the three months ended September 30, 2020 compared to a Non-GAAP adjusted loss of $0.43 million for the same period in 2019, primarily due to lower interest expense and a tax benefit for the current period that was essentially offset by lower Extended Warranty results and higher corporate expenses.

Reconciliations of net loss to non-GAAP adjusted loss are presented in the attached schedules.

Extended Warranty

Revenues from the Extended Warranty service fee and commission income decreased 7.0% (or $0.9 million) to $12.0 million for the three months ended September 30, 2020 compared with $12.9 million for the three months ended September 30. Note that the year-over-year decrease of 7.0% is less than the 11.9% year-over-year decrease experienced for the three months ended June 30, 2020.

The decrease in revenues for the three months ended September 30, 2020 is primarily due to:

•
A $1.1 million decrease at Trinity, driven by reduced revenues in its equipment breakdown and maintenance support services due to the loss of a major customer and impacts from the COVID-19 pandemic, which was partially offset by an increase in its extended warranty services product; and

•	Slight decreases at Geminus and IWS, due primarily to the COVID-19 pandemic, that were partially offset by a slight increase in PWSC revenue, driven by the stronger housing market.

The Extended Warranty operating income was $1.2 million for the three months ended September 30, 2020 compared with $1.6 million for the three months ended September 30, 2019. The decrease in operating income is primarily due to the following:

•
A $0.1 million increase at Geminus for the three months ended September 30, 2020 to $0.3 million, primarily due to lower claims authorized on vehicle service agreements and lower general and administrative expenses that was partially offset by decreased revenue compared with the three months ended September 30, 2019;

•	A $0.1 million increase at PWSC to $0.5 million for the three months ended September 30, 2020, primarily due to increased revenue;

Exhibit 99.1

•	A $0.3 million decrease at IWS to $0.1 million for the three months ended September 30, 2020, primarily due to a decrease in revenue and an increase in operating expenses; and

•
A $0.3 million decrease at Trinity to $0.3 million for the three months ended September 30, 2020, driven by reduced revenues in its equipment breakdown and maintenance support services, partially offset by a related decrease in cost of services sold, operating expenses and increased margin on the extended warranty services product.

Extended Warranty Non-GAAP adjusted EBITDA decreased by $0.4 million to $1.4 million for the three months ended September 30, 2020, compared with $1.8 million for the same period in 2019, primarily due to the decrease in Extended Warranty operating income as explained above.

Reconciliations of Extended Warranty Non-GAAP adjusted EBITDA are presented in the attached schedules.

Leased Real Estate

Leased Real Estate rental income was, as expected, flat year-over-year with $3.3 million for the quarters ended September 30, 2020 and 2019. Leased Real Estate operating income was $0.8 million for the quarters ended September 30, 2020 and 2019. The rental income is derived from CMC's long-term triple net lease.

Impact of COVID-19

In March 2020, the outbreak of COVID-19 caused by a novel strain of the coronavirus was recognized as a pandemic by the World Health Organization, and the outbreak has become increasingly widespread in the United States, including in the markets in which we operate. The COVID-19 outbreak has had a notable impact on general economic conditions, including but not limited to the temporary closures of many businesses; "shelter in place" and other governmental regulations; and reduced consumer spending due to both job losses and other effects attributable to COVID-19.

The near-term impacts of COVID-19 are primarily with respect to the Company’s Extended Warranty segment. As consumer spending has been impacted, including a decline in the purchase of new and used vehicles, and many businesses through which the Company distributes its products either remain closed or are open but with capacity constraints, the Company has seen cash flows being affected by a reduction in new warranty sales for vehicle service agreements. With respect to homeowner warranties, the Company experienced an initial reduction in new enrollments in its home warranty programs associated with the impact of COVID-19 on new home sales in the United States. There remain many unknowns and the Company continues to monitor the expected trends and related demand for its services and has and will continue to adjust its operations accordingly.

The Company could experience other potential impacts as a result of COVID-19, including, but not limited to, potential impairment charges to the carrying amounts of goodwill, indefinite-lived intangibles and long-lived assets, the loss in value of investments, as well as the potential for adverse impacts on the Company's debt covenant financial ratios. Actual results may differ materially from the Company’s current estimates as the scope of COVID-19 evolves or if the duration of business disruptions is longer than initially anticipated.

About the Company

Kingsway is a holding company that owns or controls subsidiaries primarily in the extended warranty, asset management and real estate industries. The common shares of Kingsway are listed on the New York Stock Exchange under the trading symbol “KFS.”

Non U.S. GAAP Financial Measure

The Company believes that non-GAAP adjusted net earnings (loss) and non-GAAP adjusted EBITDA, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and enhances the overall ability to assess the Company’s financial performance. The Company uses non-GAAP adjusted net earnings (loss) and non-GAAP adjusted EBITDA, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business. Non-GAAP adjusted net earnings (loss) and non-GAAP adjusted EBITDA allow investors to make a more meaningful comparison between the Company’s core business operating results over different periods of time. The Company believes that non-GAAP adjusted net earnings (loss) and non-GAAP adjusted EBITDA, when viewed with the Company’s results under GAAP and the accompanying reconciliations, provide useful information about the Company’s business without regard to potential distortions. By eliminating potential differences in results of operations between periods caused by the factors listed in the attached schedules, the Company believes that non-GAAP adjusted net earnings (loss) and non-GAAP adjusted EBITDA can provide useful additional basis for comparing the current performance of the underlying operations being evaluated.

Exhibit 99.1

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects,” “believes,” “anticipates,” “intends,” “estimates,” “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements; however, the absence of any such words does not mean that a statement is a not a forward-looking statement. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled “Risk Factors” in the Company’s 2019 Annual Report on Form 10-K. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information

Additional information about Kingsway, including a copy of its 2019 Annual Report can be accessed on the EDGAR section of the U.S. Securities and Exchange Commission’s website at www.sec.gov, on the Canadian Securities Administrators’ website at www.sedar.com, or through the Company’s website at www.kingsway-financial.com.

Exhibit 99.1

Kingsway Financial Services Inc.
Consolidated Balance Sheets
(in thousands, except share data)

	September 30, 2020	December 31, 2019
	(unaudited)
Assets
Investments:
Fixed maturities, at fair value (amortized cost of $19,971 and $22,136, respectively)	$20,225	$22,195
Equity investments, at fair value (cost of $1,171 and $2,895, respectively)	261	2,421
Limited liability investments	3,739	3,841
Limited liability investments, at fair value	31,119	29,078
Investments in private companies, at adjusted cost	791	2,035
Real estate investments, at fair value (cost of $10,225 and $10,225, respectively)	10,662	10,662
Other investments, at cost which approximates fair value	300	1,009
Short-term investments, at cost which approximates fair value	157	155
Total investments	67,254	71,396
Cash and cash equivalents	20,506	13,478
Restricted cash	10,943	12,183
Accrued investment income	730	562
Service fee receivable, net of allowance for doubtful accounts of $655 and $634, respectively	3,584	3,400
Other receivables, net of allowance for doubtful accounts of $201 and $201, respectively	12,829	14,013
Deferred acquisition costs, net	8,892	8,604
Property and equipment, net of accumulated depreciation of $23,788 and $20,503, respectively	95,924	99,064
Right-of-use asset	2,874	3,327
Goodwill	82,104	82,104
Intangible assets, net of accumulated amortization of $14,861 and $13,142, respectively	84,705	86,424
Other assets	3,987	5,068
Total Assets	$394,332	$399,623
Liabilities and Shareholders' Equity
Liabilities:
Accrued expenses and other liabilities	29,733	26,993
Income taxes payable	2,816	2,758
Deferred service fees	55,675	56,252
Unpaid loss and loss adjustment expenses	1,401	1,774
Bank loans	8,574	9,240
Notes payable	193,741	194,634
Subordinated debt, at fair value	44,934	54,655
Lease liability	3,105	3,529
Net deferred income tax liabilities	28,384	29,015
Total Liabilities	368,363	378,850

Redeemable Class A preferred stock, no par value; 1,000,000 and 1,000,000 authorized at September 30, 2020 and December 31, 2019, respectively; 182,876 and 222,876 issued and outstanding at September 30, 2020 and December 31, 2019, respectively; redemption amount of $6,571 and $7,696 at September 30, 2020 and December 31, 2019, respectively	6,269	6,819

Shareholders' Equity:
Common stock, no par value; 50,000,000 and 50,000,000 authorized at September 30, 2020 and December 31, 2019, respectively; 22,211,069 and 21,866,959 issued and outstanding at September 30, 2020 and December 31, 2019, respectively	—	—
Additional paid-in capital	354,853	354,101
Treasury stock, at cost; 247,450 and 247,450 issued and held at September 30, 2020 and December 31, 2019, respectively	(492)	(492)
Accumulated deficit	(391,961)	(388,082)
Accumulated other comprehensive income	43,310	35,347
Shareholders' equity attributable to common shareholders	5,710	874
Noncontrolling interests in consolidated subsidiaries	13,990	13,080
Total Shareholders' Equity	19,700	13,954
Total Liabilities, Class A preferred stock and Shareholders' Equity	$394,332	$399,623

Exhibit 99.1

Kingsway Financial Services Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three months ended September 30,			Nine months ended September 30,
	2020		2019	2020	2019
Revenues:

Service fee and commission income	$11,995		$12,904	$33,619	$34,491
Rental income	3,341		3,341	10,023	10,023
Other income	79		110	321	368
Total revenues	15,415		16,355	43,963	44,882
Operating expenses:
Claims authorized on vehicle service agreements	2,221		2,445	6,948	6,838
Loss and loss adjustment expenses	2		2	17	710
Commissions	1,418		1,256	4,000	3,277
Cost of services sold	1,102		1,533	1,852	4,052
General and administrative expenses	9,719		9,156	28,800	26,722
Leased real estate segment interest expense	1,484		1,513	4,474	4,560
Total operating expenses	15,946		15,905	46,091	46,159
Operating (loss) income	(531)		450	(2,128)	(1,277)
Other revenues (expenses), net:
Net investment income	625	—	897	2,025	2,345
Net realized (losses) gains	(59)	—	1,001	157	760
Gain (loss) on change in fair value of equity investments	1,177	—	(38)	1,069	(23)
Gain (loss) on change in fair value of limited liability investments, at fair value	274		(3,356)	2,050	3,256
Net change in unrealized loss on private company investments	(74)		(343)	(744)	(324)
Other-than-temporary impairment loss	—	—	—	(117)	(75)
Non-operating other income	73	—	50	77	223
Interest expense not allocated to segments	(1,813)		(2,314)	(5,963)	(6,755)
Amortization of intangible assets	(572)		(675)	(1,719)	(1,872)
(Loss) gain on change in fair value of debt	(503)		610	1,940	2,104
Equity in net (loss) income of investee	—		(126)	—	42
Total other expenses, net	(872)		(4,294)	(1,225)	(319)
Loss from continuing operations before income tax (benefit) expense	(1,403)		(3,844)	(3,353)	(1,596)
Income tax (benefit) expense	(279)		162	(409)	(383)
Loss from continuing operations	(1,124)		(4,006)	(2,944)	(1,213)
Gain on disposal of discontinued operations, net of taxes	—		—	6	—
Net loss	(1,124)		(4,006)	(2,938)	(1,213)
Less: Net income attributable to noncontrolling interests in consolidated subsidiaries	112		202	941	671
Less: Dividends on preferred stock	230		258	831	756
Net loss attributable to common shareholders	$(1,466)		$(4,466)	$(4,710)	$(2,640)
Loss per share - continuing operations:
Basic:	$(0.07)		$(0.20)	$(0.21)	$(0.12)
Diluted:	$(0.07)		$(0.20)	$(0.21)	$(0.12)
Earnings per share - discontinued operations:
Basic:	$—		$—	$—	$—
Diluted:	$—		$—	$—	$—
Loss per share – net loss attributable to common shareholders:
Basic:	$(0.07)		$(0.20)	$(0.21)	$(0.12)
Diluted:	$(0.07)		$(0.20)	$(0.21)	$(0.12)
Weighted-average shares outstanding (in ‘000s):
Basic:	22,211		21,867	22,164	21,858
Diluted:	22,211		21,867	22,164	21,858

Exhibit 99.1

Kingsway Financial Services Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine months ended September 30,
	2020	2019
Cash provided by (used in):
Operating activities:
Net loss	$(2,938)	$(1,213)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on disposal of discontinued operations, net of taxes	(6)	—
Equity in net income of investee	—	(42)
Equity in net income of limited liability investments	(31)	(34)
Depreciation and amortization expense	5,005	5,146
Stock-based compensation expense, net of forfeitures	202	531
Net realized gains	(157)	(760)
(Gain) loss on change in fair value of equity investments	(1,069)	23
Gain on change in fair value of limited liability investments, at fair value	(2,050)	(3,256)
Net change in unrealized loss on private company investments	744	324
Gain on change in fair value of debt	(1,940)	(2,104)
Deferred income taxes, adjusted for Geminus liabilities assumed in 2019	(631)	(781)
Other-than-temporary impairment loss	117	75
Amortization of fixed maturities premiums and discounts	98	(20)
Amortization of note payable premium	(669)	(689)
Changes in operating assets and liabilities:
Service fee receivable, net, adjusted for Geminus assets acquired in 2019	(184)	(2,460)
Other receivables, net, adjusted for Geminus assets acquired in 2019	1,184	(1,319)
Deferred acquisition costs, net	(288)	(1,343)
Unpaid loss and loss adjustment expenses	(373)	(216)
Deferred service fees, adjusted for Geminus liabilities assumed in 2019	(577)	5,618
Other, net, adjusted for Geminus assets acquired and liabilities assumed in 2019	3,971	2,529
Net cash provided by operating activities	408	9
Investing activities:
Proceeds from sales and maturities of fixed maturities	12,685	9,401
Proceeds from sales of equity investments	3,230	683
Purchases of fixed maturities	(10,518)	(9,794)
Net proceeds from limited liability investments	133	355
Net proceeds from limited liability investments, at fair value	109	507
Net proceeds from investments in private companies	683	824
Net proceeds from other investments	369	1,384
Net (purchases of) proceeds from short-term investments	(3)	50
Acquisition of business, net of cash acquired	—	(4,847)
Net purchases of property and equipment, adjusted for Geminus assets acquired in 2019	(146)	(164)
Net cash provided by (used in) investing activities	6,542	(1,601)
Financing activities:
Distributions to noncontrolling interest holders	(43)	—
Taxes paid related to net share settlements of restricted stock awards	(83)	(89)
Principal proceeds from bank loan, net of debt issuance costs of $981	—	9,019
Principal payments on bank loans	(812)	(2,290)
Principal proceeds from notes payable	2,858	—
Principal payments on notes payable	(3,082)	(2,786)
Net cash (used in) provided by financing activities	(1,162)	3,854
Net increase in cash and cash equivalents and restricted cash	5,788	2,262
Cash and cash equivalents and restricted cash at beginning of period	25,661	31,578
Cash and cash equivalents and restricted cash at end of period	$31,449	$33,840

Exhibit 99.1

Kingsway Financial Services Inc.
Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Loss
For the Three and Twelve Months Ended September 30, 2020 and 2019
(in thousands)
(UNAUDITED)

	For the Twelve Months Ended	For the Three Months Ended
	September 30, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
GAAP Net Loss	$(6,036)	$(1,124)	$(1,421)	$(393)	$(3,098)	$(4,006)

Non-GAAP Adjustments:
(Gain) Loss on sale of non-core investments (1)	(91)	88	—	(147)	(32)	(1,004)
Change in fair value of investments (2)	(4,178)	(1,377)	(366)	(632)	(1,803)	3,736
Change in fair value of debt (3)	(888)	503	202	(2,645)	1,052	(610)
Equity in net (gain) loss of investee (4)	(127)	—	—	—	(127)	126
Litigation expenses (5)	1,819	535	19	1,141	124	65
Acquisition and disposition related expenses (6)	174	139	—	35	0	23
Employee termination and recruiting expenses (7)	1,067	11	46	295	715	63
Stock-based compensation expense (8)	574	127	131	171	145	145
Net loss from discontinued operations, net of taxes (9)	1,538	—	(6)	—	1,544	—
Extraordinary audit and audit-related expenses (10)	920	76	305	390	149	359
Impairment of assets	117	—	—	117	0	—
Amortization expense	2,394	572	573	573	676	675
Total Non-GAAP Adjustments	3,319	674	904	(702)	2,443	3,578

Non-GAAP adjusted loss	$(2,717)	$(450)	$(517)	$(1,095)	$(655)	$(428)

Income tax benefit (expense) included in Non-GAAP adjusted loss	0.4	0.3	0.3	(0.2)	—	(0.2)

(1)
During 2020, the Company realized a gain on its investment in FIMC and Savant, as well as a gain on sale of certain investments held within Argo Holdings that was partially offset by a loss realized on other investments. During 2019, the Company realized a gain upon the sale of New Aera Assets, 1347 Energy and FIMC that was partially offset by a realized loss on the sale of Redseal SPV, LLC.

(2)
The Company has investments in several entities that are not essential to the ongoing operations and strategy of the Company. The investments are recorded at fair value and changes to fair value are recorded as unrealized gains or losses.

Exhibit 99.1

	For the Twelve Months Ended	For the Three Months Ended
	September 30, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
(Gain) loss on change in fair value of limited liability investments, at fair value	$(3,269)	$(274)	$123	$(1,899)	$(1,219)	$3,356
Net change in unrealized (gain) loss on private company investments	744	74	0	670	0	343
(Gain) loss on change in fair value of equity securities	(1,653)	(1,177)	(489)	597	(584)	38
Total	$(4,178)	$(1,377)	$(366)	$(632)	$(1,803)	$(2,975)

(3)
The Company records its subordinated debt at fair value and changes to fair value (net of the portion of the change attributable to instrument-specific credit risk) are recorded as unrealized gains or losses.

(4)	Represents the Company's investment in the common stock of Itasca Capital Ltd. ("ICL"). The Company fully disposed of its investment in ICL during Q4 2019.

(5)	Legal expenses associated with the Company's defense against significant litigation matters.

(6)	Expenses related to legal, accounting and other expenses associated with completed and contemplated acquisitions and disposals.

(7)	2020 and 2019 include charges relating to severance and consulting agreements pertaining to former key employees. 2019 also includes key employee recruiting expenses.

(8)	Non-cash expense arising from the grant of stock-based awards to employees

(9)
Includes losses relating to the October 2018 completed sale of the Mendota group of companies. Refer to Note 5, Disposal and Discontinued Operations, to the Company's 2019 Annual Report on Form 10-K filed with the Securities and Exchange Commission on July 10, 2020 for further information.

(10)	Extraordinary audit and audit-related expenses incurred as a result of the delayed filing of the 2018 and 2019 Kingsway audited financial statements and related quarterly filings.

Exhibit 99.1

Kingsway Financial Services Inc.
Reconciliation of Extended Warranty Segment Operating Income to Non-GAAP Adjusted EBITDA
For the Three and Twelve Months Ended September 30, 2020 and 2019
(in thousands)
(UNAUDITED)

	For the Twelve Months Ended	For the Three Months Ended
	September 30, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
GAAP Operating Income for extended warranty segment	$4,771	$1,205	$1,285	$850	$1,431	$1,579

Non-GAAP Adjustments:
Investment income (1)	521	100	100	144	177	163
Gain (loss) on sale of core investments (2)	102	29	8	61	4	(3)
Depreciation	223	58	55	55	55	57
Total Non-GAAP Adjustments	846	187	163	260	236	217

Non-GAAP adjusted EBITDA for extended warranty segment	$5,617	$1,392	$1,448	$1,110	$1,667	$1,796

(1)	Investment income arising as part of Extended Warranty segment’s minimum holding requirements

(2)	Realized Gains (losses) resulting from investments held in trust as part of Extended Warranty segment’s minimum holding requirements